February 26, 2010

VIA ELECTRONIC TRANSMISSION

Securities & Exchange Commission
Public Filing Desk
100 F Street, N.E.
Washington, D.C. 20549

Re:           Johnson Mutual Funds Trust, Files Nos. 33-52970 and 811-7254

Dear Sir/Madam:

On behalf of Johnson Mutual Funds Trust, a registered investment company (the “Trust”), we hereby submit, via electronic filing, Post-Effective Amendment No. 30 to the Trust’s Registration Statement.  The Amendment is filed pursuant to Rule 485(a) promulgated under the Securities Act of 1933.  The purpose of the filing is to conform the prospectuses to the new summary format.

If you have any questions, please contact Donald S. Mendelsohn at (513) 352-6546.

Very truly yours,

s/Thompson Hine LLP

Thompson Hine LLP

February 26, 2010

Johnson Mutual Funds Trust
3777 West Fork Road
Cincinnati, Ohio  45247

Re:           Johnson Mutual Funds Trust, Files Nos. 33-52970 and 811-7254

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 28 to the Johnson Mutual Funds Trust Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 30 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

s/Thompson Hine LLP

THOMPSON HINE LLP

DSM